For release: April 5, 2016, 6:00 a.m. EDT	Contact: Lorie Tekorius

Justin Roberts

503-684-7000

Greenbrier Reports Second Quarter Results

~ Posts EPS of $1.41 ~

~ Announces orders for 3,000 units with average sales price of $103,000 ~

Lake Oswego, Oregon, April 5, 2016 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its second fiscal quarter ended February 29, 2016.

Second Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $44.9 million, or $1.41 per diluted share, on revenue of $669.1 million.

•	Adjusted EBITDA for the quarter was $108.2 million, or 16.2% of revenue.

•	Net debt was reduced by over $175 million during the quarter. Net debt to LTM EBITDA down to 0.2x.

•	New railcar backlog as of February 29, 2016 was 34,100 units with an estimated value of $4.0 billion (average unit sale price of $116,000), compared to 36,000 units with an estimated value of $4.1 billion (average unit sale price of $115,000) as of November 30, 2015.

•	Diversified orders for 3,000 new railcars were received during the quarter, valued at nearly $310 million, or an average price of approximately $103,000 per railcar.

•	New railcar deliveries totaled 4,500 units for the quarter, compared to 6,900 units for the quarter ended November 30, 2015.

•	Marine backlog as of February 29, 2016 was approximately $18 million.

•	Board declared a quarterly dividend of $0.20 per share payable on May 4, 2016 to shareholders of record as of April 13, 2016. This marks the seventh straight quarterly dividend.

•	Repurchased 533,061 shares of common stock at a cost of $13.3 million during the quarter. Board authorization for approximately $88.0 million remains available for further share repurchases.

•	Subsequent to quarter end, formed a 50/50 joint venture with Sumitomo Corporation of Americas to establish a leading axle machining facility on West Coast.

Progress on Longer Term Financial Goals

•	Second quarter aggregate gross margin, excluding the syndication of a railcar portfolio acquired in our first quarter, was 20.0%, consistent with our goal of at least 20% gross margin by the second half of fiscal 2016. The syndication generated high rates of return; however, the margin percentage had a dilutive impact, resulting in aggregate gross margin of 17.9%.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 2

•	Second quarter annualized ROIC of 31.0% continues ROIC performance above 25% for the second consecutive quarter. We expect to maintain or exceed our 25% ROIC target for the second half of fiscal 2016.

William A. Furman, Chairman and CEO said, “Greenbrier delivered solid results again this quarter across all business units. Our leasing and management services business profitably syndicated the majority of the 4,000 railcar portfolio acquired in our first quarter. We continue to manage these assets and earn fee income, deriving the benefits of our strong balance sheet and integrated model. Based on our current outlook, we remain on track to achieve our fiscal 2016 guidance for deliveries, revenue and diluted EPS.”

Furman added, “Greenbrier has transformed itself through the ongoing contributions of our employees and partners. Over the past five years, we have refined our business model and as industry demand moderates and customer requirements shift to different railcar types, Greenbrier is well-positioned. In recent years, we have diversified our product mix, and launched new high-value products while developing a low cost, flexible, international manufacturing base. Our aftermarket businesses in railcar repair, wheels and parts provide ongoing stability. In an extension of our aftermarket business, I am pleased to announce that we have formed GBSummit, a 50/50 joint venture with Sumitomo Corporation of Americas. When it opens in early 2017, GBSummit will be the preeminent axle machining location on the US West Coast that supports growing intermodal rail activity and will create value for our customers and partners.”

Furman concluded, “Greenbrier is adapting well to the present industry and economic climate. We enjoy a diversified backlog, with non-energy related railcars representing 83% of our total backlog. Our healthy backlog and our integrated business model, unique in the industry, position us for steady performance into 2017 and beyond. Greenbrier has a strong balance sheet and we will continue to strategically invest globally in assets and projects generating high rates of return while returning capital to shareholders.”

Business Outlook

Based on current business trends and production schedules for fiscal 2016, Greenbrier narrows previously provided guidance for:

•	New railcar deliveries to be approximately 20,000 – 22,000 units

•	Revenue to exceed $2.8 billion

•	Diluted EPS in the range of $5.70 to $6.10

We expect financial results to be weighted toward the first half of the year primarily due to line changeovers, product mix changes and lower production rates on certain lines in the second half of fiscal 2016.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 3

Financial Summary

	Q2 FY16	Q1 FY16	Sequential Comparison – Main Drivers
Revenue	$669.1M	$802.4M	Down 16.6% primarily due to decreased deliveries

Gross margin	17.9%	23.0%	Down 510 bps due to inefficiencies associated with product line changeovers and marine production, and lower margin percentage on the syndication of acquired railcar portfolio

Selling and administrative expense	$38.2M	$36.5M	Up 4.7% primarily due to consulting and higher employee related costs

Gain on disposition of equipment	$10.7M	$0.3M	Timing of sales fluctuates and is opportunistic

Adjusted EBITDA	$108.2M	$161.8M	Down 33.1% driven by lower deliveries and gross margin

Effective tax rate	28.3%	31.3%	Reflects a change in the geographic mix of earnings and the effects of discrete items

Net earnings attributable to noncontrolling interest	$21.3M	$29.3M	Driven by timing of deliveries and margin from our GIMSA JV

Net earnings	$44.9M	$69.4M

Diluted EPS	$1.41	$2.15

Segment Summary

	Q2 FY16	Q1 FY16	Sequential Comparison – Main Drivers
Manufacturing

Revenue	$454.5M	$698.7M	Down 35.0% primarily due to lower deliveries

Gross margin	20.4%	23.7%	Down 330 bps due to lower syndication volume and inefficiencies associated with line changeovers and marine production

Operating margin (1)	17.3%	22.0%

Deliveries	4,500	6,900

Wheels & Parts

Revenue	$90.5M	$78.7M	Up 15.0% primarily attributable to a seasonal increase in wheel and component volumes and more favorable product mix

Gross margin	10.0%	7.3%	Up 270 bps primarily due to higher sales volumes and more favorable product mix

Operating margin (1)	7.2%	4.3%

Leasing & Services

Revenue	$124.1M	$25.0M	Up due to the sale of acquired railcar portfolio

Gross margin	14.6%	53.6%	Down due to lower margin on the syndication of acquired railcar portfolio; excluding this activity, gross margin is 51.1%

Operating margin (1) (2)	19.7%	39.8%

Lease fleet utilization	86.0%	89.0%	Decline driven by sale of leased railcars; number of off-lease railcars modestly lower than Q1

(1)	See supplemental segment information on page 11 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2016 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 5, 2016

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in manufacturing facilities in the U.S., Mexico and Poland and marine barges at our U.S. manufacturing facility. Greenbrier sells reconditioned wheel sets and provides wheel services at locations throughout the U.S. We recondition, manufacture and sell railcar parts at various U.S. sites. Through GBW Railcar Services, LLC, a 50/50 joint venture with Watco Companies, LLC, freight cars are repaired and refurbished at over 30 locations across North America, including more than 10 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for over 250,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to adjust manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, changes in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 5

resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Annualized ROIC is calculated by taking year to date Earnings from operations, less cash paid for income taxes, net, which is then annualized and divided by the average balance of the sum of the Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. The average is calculated based on the quarterly ending balances.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 29, 2016	November 30, 2015	August 31, 2015	May 31, 2015	February 28, 2015
Assets
Cash and cash equivalents	$283,541	$197,633	$172,930	$122,783	$145,512
Restricted cash	8,877	9,818	8,869	8,912	8,722
Accounts receivable, net	228,072	237,213	196,029	214,890	207,488
Inventories	421,243	444,023	445,535	426,655	418,590
Leased railcars for syndication	179,975	238,911	212,534	213,197	198,010
Equipment on operating leases, net	235,171	252,641	255,391	257,962	261,234
Property, plant and equipment, net	310,019	307,196	303,135	285,570	271,977
Investment in unconsolidated affiliates	86,850	86,658	87,270	91,217	71,225
Intangibles and other assets, net	73,296	76,157	65,554	62,664	64,386
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,870,309	$1,893,515	$1,790,512	$1,727,115	$1,690,409

Liabilities and Equity
Revolving notes	$75,000	$163,888	$50,888	$92,507	$90,563
Accounts payable and accrued liabilities	401,010	384,670	455,213	405,544	417,844
Deferred income taxes	55,204	63,483	60,657	75,572	77,632
Deferred revenue	84,362	42,351	33,836	24,209	28,287
Notes payable	322,539	324,668	326,429	346,279	441,326

Total equity - Greenbrier	800,940	771,945	732,838	672,396	541,491
Noncontrolling interest	131,254	142,510	130,651	110,608	93,266

Total equity	932,194	914,455	863,489	783,004	634,757

	$1,870,309	$1,893,515	$1,790,512	$1,727,115	$1,690,409

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Revenue
Manufacturing	$454,531	$505,241	$1,153,192	$885,190
Wheels & Parts	90,458	102,640	169,187	189,264
Leasing & Services	124,090	22,268	149,089	50,753

	669,079	630,149	1,471,468	1,125,207
Cost of revenue
Manufacturing	361,827	403,227	894,860	719,264
Wheels & Parts	81,388	92,768	154,390	169,640
Leasing & Services	105,973	8,844	117,562	22,925

	549,188	504,839	1,166,812	911,829

Margin	119,891	125,310	304,656	213,378

Selling and administrative expense	38,244	32,899	74,793	66,628
Net gain on disposition of equipment	(10,746)	(121)	(11,015)	(204)

Earnings from operations	92,393	92,532	240,878	146,954

Other costs
Interest and foreign exchange	1,417	1,929	6,853	5,070

Earnings before income tax and earnings (loss) from unconsolidated affiliates	90,976	90,603	234,025	141,884

Income tax expense	(25,734)	(29,372)	(70,453)	(45,426)

Earnings before earnings (loss) from unconsolidated affiliates	65,242	61,231	163,572	96,458

Earnings (loss) from unconsolidated affiliates	974	(185)	1,357	570

Net earnings	66,216	61,046	164,929	97,028

Net earnings attributable to noncontrolling interest	(21,348)	(10,695)	(50,628)	(13,891)

Net earnings attributable to Greenbrier	$44,868	$50,351	$114,301	$83,137

Basic earnings per common share:	$1.54	$1.86	$3.91	$3.04

Diluted earnings per common share:	$1.41	$1.57	$3.55	$2.57

Weighted average common shares:
Basic	29,098	27,028	29,244	27,348
Diluted	32,360	33,073	32,542	33,395

Dividends declared per common share:	$0.20	$0.15	$0.40	$0.30

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	February 29, 2016	February 28, 2015
Cash flows from operating activities:
Net earnings	$164,929	$97,028
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(5,287)	(3,245)
Depreciation and amortization	27,842	22,398
Net gain on disposition of equipment	(11,015)	(204)
Stock based compensation expense	10,740	7,193
Noncontrolling interest adjustments	2,815	21,824
Other	491	549
Decrease (increase) in assets:
Accounts receivable, net	(30,356)	(6,256)
Inventories	21,922	(116,432)
Leased railcars for syndication	(15,391)	(75,564)
Other	(3,717)	(355)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(55,448)	37,521
Deferred revenue	41,790	7,750

Net cash provided by (used in) operating activities	149,315	(7,793)

Cash flows from investing activities:
Proceeds from sales of assets	80,541	3,019
Capital expenditures	(27,974)	(53,856)
Investment in and advances to unconsolidated affiliates	(5,140)	(5,715)
Decrease (increase) in restricted cash	(8)	418
Other	2,640	467

Net cash provided by (used in) investing activities	50,059	(55,667)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	26,000	53,000
Proceeds from revolving notes with maturities longer than 90 days	—	42,563
Repayments of revolving notes with maturities longer than 90 days	(1,888)	(18,081)
Repayments of notes payable	(3,730)	(3,740)
Debt issuance costs	(4,149)	—
Decrease in restricted cash	—	11,000
Repurchase of stock	(33,246)	(46,946)
Dividends	(11,575)	(8,016)
Cash distribution to joint venture partner	(53,543)	(4,422)
Excess tax benefit from restricted stock awards	2,786	3,858
Other	(6)	—

Net cash provided by (used in) financing activities	(79,351)	29,216

Effect of exchange rate changes	(9,412)	(5,160)
Increase (decrease) in cash and cash equivalents	110,611	(39,404)
Cash and cash equivalents
Beginning of period	172,930	184,916

End of period	$283,541	$145,512

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Total

Revenue
Manufacturing	$698,661	$454,531	$1,153,192
Wheels & Parts	78,729	90,458	169,187
Leasing & Services	24,999	124,090	149,089

	802,389	669,079	1,471,468
Cost of revenue
Manufacturing	533,033	361,827	894,860
Wheels & Parts	73,002	81,388	154,390
Leasing & Services	11,589	105,973	117,562

	617,624	549,188	1,166,812

Margin	184,765	119,891	304,656

Selling and administrative expense	36,549	38,244	74,793
Net gain on disposition of equipment	(269)	(10,746)	(11,015)

Earnings from operations	148,485	92,393	240,878

Other costs
Interest and foreign exchange	5,436	1,417	6,853

Earnings before income tax and earnings from unconsolidated affiliates	143,049	90,976	234,025
Income tax expense	(44,719)	(25,734)	(70,453)

Earnings before earnings from unconsolidated affiliates	98,330	65,242	163,572
Earnings from unconsolidated affiliates	383	974	1,357

Net earnings	98,713	66,216	164,929
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(50,628)

Net earnings attributable to Greenbrier	$69,433	$44,868	$114,301

Basic earnings per common share (1)	$2.36	$1.54	$3.91
Diluted earnings per common share (1)	$2.15	$1.41	$3.55

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2015 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$379,949	$505,241	$593,376	$657,485	$2,136,051
Wheels & Parts	86,624	102,640	97,407	84,566	371,237
Leasing & Services	28,485	22,268	23,823	23,414	97,990

	495,058	630,149	714,606	765,465	2,605,278
Cost of revenue
Manufacturing	316,037	403,227	465,658	506,492	1,691,414
Wheels & Parts	76,872	92,768	89,645	75,395	334,680
Leasing & Services	14,081	8,844	10,017	8,889	41,831

	406,990	504,839	565,320	590,776	2,067,925

Margin	88,068	125,310	149,286	174,689	537,353

Selling and administrative expense	33,729	32,899	45,595	39,568	151,791
Net gain on disposition of equipment	(83)	(121)	(720)	(406)	(1,330)

Earnings from operations	54,422	92,532	104,411	135,527	386,892

Other costs
Interest and foreign exchange	3,141	1,929	4,285	1,824	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	51,281	90,603	100,126	133,703	375,713
Income tax expense	(16,054)	(29,372)	(30,783)	(35,951)	(112,160)
Earnings (loss) from unconsolidated affiliates	755	(185)	982	204	1,756

Net earnings	35,982	61,046	70,325	97,956	265,309
Net earnings attributable to noncontrolling interest	(3,196)	(10,695)	(27,514)	(31,072)	(72,477)

Net earnings attributable to Greenbrier	$32,786	$50,351	$42,811	$66,884	$192,832

Basic earnings per common share (1)	$1.19	$1.86	$1.54	$2.23	$6.85
Diluted earnings per common share (1)	$1.01	$1.57	$1.33	$2.02	$5.93

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 29, 2016:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$454,531	$—	$454,531	$78,798	$17	$78,815
Wheels & Parts	90,458	7,200	97,658	6,506	761	7,267
Leasing & Services	124,090	3,133	127,223	24,412	3,133	27,545
Eliminations	—	(10,333)	(10,333)	—	(3,911)	(3,911)
Corporate	—	—	—	(17,323)	—	(17,323)

	$669,079	$—	$669,079	$92,393	$—	$92,393

Three months ended November 30, 2015:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$698,661	$—	$698,661	$153,704	$—	$153,704
Wheels & Parts	78,729	6,816	85,545	3,403	684	4,087
Leasing & Services	24,999	6,709	31,708	9,958	6,709	16,667
Eliminations	—	(13,525)	(13,525)	—	(7,393)	(7,393)
Corporate	—	—	—	(18,580)	—	(18,580)

	$802,389	$—	$802,389	$148,485	$—	$148,485

	Total assets
(In thousands)	February 29, 2016	November 30, 2015
Manufacturing	$624,961	$656,505
Wheels & Parts	307,724	302,164
Leasing & Services	551,763	631,699
Unallocated	385,861	303,147

	$1,870,309	$1,893,515

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	February 29, 2016	November 30, 2015
Revenue	$97,700	$96,000
Earnings from operations	$3,600	$2,400
Total assets	$247,700	$245,700

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 29, 2016	November 30, 2015
Net earnings	$66,216	$98,713
Interest and foreign exchange	1,417	5,436
Income tax expense	25,734	44,719
Depreciation and amortization	14,868	12,974

Adjusted EBITDA	$108,235	$161,842

Three Months Ended February 29, 2016
Backlog Activity (units)
Beginning backlog	36,000
Orders received	3,000
Production held as Leased railcars for syndication	(1,100)
Production sold directly to third parties	(3,800)

Ending backlog	34,100

Delivery Information (units)
Production sold directly to third parties	3,800
Sales of Leased railcars for syndication	700

Total deliveries	4,500

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Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	February 29, 2016	November 30, 2015
Weighted average basic common shares outstanding (1)	29,098	29,391
Dilutive effect of convertible notes (2)	3,203	3,177
Dilutive effect of performance awards (3)	59	10

Weighted average diluted common shares outstanding	32,360	32,578

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes are excluded in the Weighted average diluted common shares outstanding as the average stock price during the periods did not exceed the applicable conversion price.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	February 29, 2016	November 30, 2015
Net earnings attributable to Greenbrier	$44,868	$69,433
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	496

Earnings before interest and debt issuance costs on convertible notes	$45,601	$69,929

Weighted average diluted common shares outstanding	32,360	32,578

Diluted earnings per share	$1.41	$2.15

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